UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tyson Foods, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On February 1, 2023, the Compensation and Leadership Development Committee of the Company’s Board of Directors approved and adopted certain amendments to the Company’s Executive Severance Plan, as amended and restated effective February 15, 2020 (the “Executive Severance Plan”), effective October 1, 2023. The material changes in this amendment include changing performance-based payouts under the provisions of the Company’s Annual Incentive Plan such that when a covered officer’s Date of Termination (as defined in the Executive Severance Plan) occurs in the first, second or third quarters of the Company’s fiscal year, the performance-based payout will be based on actual performance for such fiscal year (rather than target performance for such fiscal year) and such amount will be determined following the disclosure of performance results and any adjustments, and clarifying additional circumstances under which severance pay and benefits may be canceled or refunded back to the Company. The other material terms and conditions in the Executive Severance Plan remain substantially unchanged and in full force and effect.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with our 2023 annual meeting of shareholders, we previously filed our definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and commenced mailing our notice of Internet availability of proxy materials or our definitive proxy statement and proxy card to our shareholders on December 21, 2022. BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY.

We maintain an internet website for investors at http://ir.tyson.com. On this website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, iXBRL (inline eXtensible Business Reporting Language) reports, and all amendments to any of those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish such reports to, the Securities and Exchange Commission (the “SEC”). The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

If you have any questions about our proxy statement or our annual meeting of shareholders, or if you need assistance with the voting procedures, including casting or changing your vote, you should contact Tyson Foods Investor Relations via email at ir@tyson.com or by telephone at (479) 290-4524.